EXHIBIT 10.69

SEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Amendment”) is made this 12th day of March, 2004, by and among WinCup Holdings, Inc. (“WinCup”), Radnor Chemical Corporation, StyroChem U.S., Ltd. (“StyroChem US”), Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd. (“WinCup Texas”), StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., and WinCup LP, L.L.C. (each individually a “Borrower” and collectively, “Borrowers”), and PNC Bank, National Association (“PNC”), as Lead Arranger and Administrative Agent (defined below), Fleet Capital Corporation (“Fleet”), as Documentation Agent (defined below) and Lenders (defined below).

BACKGROUND

A. On December 26, 2001, Borrowers, the financial institutions which are now or which hereafter become a party hereto (individually, a “Lender” and collectively, the “Lenders”), and PNC, as agent for Lenders (PNC in such capacity, the “Agent”) entered into a certain Fourth Amended and Restated Revolving Credit and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. Borrowers, Agent and Lenders modified certain definitions, terms and conditions contained in the Loan Agreement pursuant to that (i) certain First Amendment to Revolving Credit and Security Agreement dated February 4, 2002 to facilitate the execution of a Commitment Transfer Supplement by and between Lenders and Fleet Capital Corporation, (ii) certain Letter Agreement, dated as of March 21, 2002, among Borrowers, Agent and Lenders, (iii) certain Second Amendment to Revolving Credit, Term Loan and Security Agreement dated March 5, 2003, (iv) certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, (v) certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, (vi) certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated October 27, 2003 and (vii) certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 17, 2003.

C. The Borrowers have requested and the Agent has agreed to modify certain definitions, terms and conditions in the Loan Agreement.

D. The parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend the Existing Financing Agreements.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Section I of the Loan Agreement shall be amended as follows:

(a) There shall be added to Section I of the Loan Agreement the following definitions:

“Mandatory Prepayment Event” shall mean the occurrence of any of the following: (i) a sale of non-core assets as agreed by the Borrowers and the Agent; (ii) a completion of a Qualified IPO; or (iii) any other transaction in which Borrowers raise equity capital or reduce outstanding shareholder loans.

“Supplemental Mortgages” shall mean each of those certain mortgages or deeds of trust executed by the applicable Borrower granting to Agent for the benefit of Lenders a first priority Lien on each of the Supplemental Mortgaged Properties.

“Supplemental Mortgaged Properties” shall mean, collectively each of the parcels of real property generally known as: (a) 7501 East Trammel Drive, Shreveport, LA 71108, owned by WinCup; (b) 150 Fourth Avenue, Mt. Sterling, OH 43143, owned by WinCup; (c) 313 East Fifteenth Street, Higginsville, MO 64037, owned by WinCup; (d) 1102 Blue Creek Road, El Campo, TX 77437, owned by WinCup Texas; (e) 11591 Business Hwy. 287 North, Fort Worth, TX 76179, owned by StyroChem US; (f) 400 East Minton Road, Saginaw, TX 76131, owned by WinCup Texas; and (g) 3607 North Sylvania Avenue, Fort Worth, TX 76111, owned by StyroChem US.

“Supplemental Mortgaged Property Availability” shall mean an amount equal to the lesser of: (a) Six Million Dollars ($6,000,000); or (b) seventy percent (70%) of the fair market value of the Supplemental Mortgaged Properties; provided that, the Supplemental Mortgaged Property Availability shall be reduced to Zero Dollars upon the earlier of (x) a Mandatory Prepayment Event(s) in which Agent receives net proceeds aggregating not less than Twenty Million Dollars ($20,000,000) or (y) July 31, 2004.

(b) The following definitions shall be deleted in their entirety and replaced as follows:

“Fixed Charge Coverage Ratio” for any period shall mean with respect to any fiscal period the ratio of (a) EBITDA minus unfinanced capital expenditures and all distributions and dividends made during such period to (b) all Debt Payments (excluding principal repayments on account of the First Supplemental Term Loan) made during such period. For purposes of this calculation, amounts received by Lenders from a Mandatory Prepayment Event(s) and applied to reduce Revolving Advances not to exceed the amount of such unfinanced capital expenditures shall reduce the amount of unfinanced capital expenditures subtracted from EBITDA.

2. Section II of the Loan Agreement shall be amended as follows:

(a) Section 2.1(a) shall be deleted in its entirety and replaced as follows:

2.1 Revolving Advances.

(a) Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.1(b), each Lender, severally and not jointly, agrees to make Revolving Advances to Borrowers in accordance with the procedures provided for herein in an aggregate amount outstanding at any time not greater than such Lender’s Commitment Percentage of the Borrowing Base (as defined below) minus the undrawn or unreimbursed amount of outstanding Letters of Credit unless Borrowers have deposited with Agent cash collateral in such amounts and in accordance with Section 3.2. For purposes hereof, “Borrowing Base” shall mean the lesser of (x) the Maximum Revolving Advance Amount or (y) the sum of:

(i) up to 85%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) the lesser of (x) $1,000,000 or (y) up to 85%, subject to the provisions of 2.1(b) hereof (“Canadian Receivables Advance Rate”), of Eligible Canadian Receivables, plus

(iii) the lesser of (x) $30,000,000 or (y) up to 60%, subject to the provisions of Section 2.1(b) hereof (“Inventory Advance Rate”), of Eligible Inventory of Borrowers (the Receivables Advance Rate, the Canadian Receivables Advance Rate and the Inventory Advance Rate shall be referred to, collectively, as the “Advance Rates”), plus

(iv) the Supplemental Mortgaged Property Availability, minus

(v) such reserves as Agent may, in a commercially reasonable manner, reasonably deem proper and necessary.

The amount derived from the sum of Sections 2.1(a)(y)(i), (ii), (iii) and (iv) minus (v) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b) Section 2.14(c) shall be deleted in its entirety and replaced as follows:

2.14(c) (i) Subject to 2.14(c)(iii), upon completion of a Qualified IPO, Borrowers shall make a prepayment equal to eighty four percent (84%) of the Gross Proceeds. The first $18,000,000 of such Gross Proceeds being applied to the Term Loans and the remainder of such Gross Proceeds to the outstanding balance of the Revolving Advances. (ii) Subject to 2.14(c)(iii), upon the occurrence of a Mandatory Prepayment Event(s) other than a Qualified IPO, Borrowers shall make a prepayment equal to the net proceeds received on account of Mandatory Prepayment Event(s) to be applied as follows: (A) upon receipt of net proceeds aggregating Ten Million Dollars ($10,000,000), Borrowers shall make a prepayment of Two Million Dollars ($2,000,000) to be applied to the Term Loans and the remainder to the outstanding balance of Revolving Advances; (B) upon receipt of net proceeds aggregating Twenty Million Dollars ($20,000,000), Borrowers shall make an additional prepayment of Four Million Dollars ($4,000,000) to be applied to the Term Loans and the remainder to the outstanding balance of Revolving Advances; and (C) upon receipt of net proceeds aggregating in excess of Twenty Million Dollars ($20,000,000), fifty percent (50%) of such excess net proceeds shall be applied to the Term Loans and the remaining fifty percent (50%) shall be applied to the outstanding balance of Revolving Advances. (iii) The maximum amount of principal prepayments required to be applied to the Term Loans under Sections 2.14(c)(i) and 2.14(c)(ii) shall be Eighteen Million Dollars ($18,000,000). (iv) Amounts applied to the Term Loans shall be applied to the Term Loans in the inverse order of maturity; provided however, that unless Borrowers receive net proceeds from a Mandatory Prepayment Event(s) other than a Qualified IPO in excess of Thirty Million Dollars ($30,000,000) in calendar year 2004, the first Two Million Dollars ($2,000,000) received will be applied to the next scheduled principal payment(s) on the Term Loans.

3. Section VI of the Loan Agreement shall be amended as follows:

(a) Section 6.5 shall be deleted in its entirety and replaced as follows:

6.5. Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis. Cause to be maintained a Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis to be calculated at the end of each fiscal quarter, based on two quarters for the quarter ended December 31, 2003, based on three quarters for the quarter ended March 31, 2004 and thereafter based on the most recent four fiscal quarters then ended (for purposes of calculating the Fixed Charge Coverage Ratio for quarters ending on or before

June 30, 2004, the amount of interest expense attributable to the Senior Notes and the Second Senior Notes shall be equal to one-quarter of the annual interest expense for each quarter included in the test period) equal to or greater than the amounts set forth below for the periods set forth below:

Period	Fixed Charge Coverage Ratio
December 31, 2003	1.05 to 1;
March 31, 2004	0.90 to 1;
June 30, 2004	1.10 to 1;
September 30, 2004	1.10 to 1; and
December 31, 2004 and each quarter thereafter	1.15 to 1.

(b) Section 6.6 shall be deleted in its entirety and replaced as follows:

6.6. Funded Debt to EBITDA Ratio. Cause to be maintained a Funded Debt to EBITDA Ratio for Radnor on a Consolidated Basis to be calculated at the end of each fiscal quarter, based on two quarters for the quarter ended December 31, 2003, based on three quarters for the quarter ended March 31, 2004 and thereafter based on the most recent four fiscal quarters then ended (using an annualized calculation of EBITDA for quarters ending on or before June 30, 2004) not greater than the amounts set forth below for the periods set forth below:

Period	Funded Debt to EBITDA Ratio
December 31, 2003	6.00 to 1;
March 31, 2004	7.00 to 1;
June 30, 2004 and September 30, 2004	6.30 to 1;
December 31, 2004	5.60 to 1;
March 31, 2005	5.60 to 1;
June 30, 2005	5.00 to 1;
September 30, 2005	4.50 to 1;
December 31, 2005	4.50 to 1; and
March 31, 2006 and each quarter thereafter	3.75 to 1.

4. For purposes of the Loan Agreement and all Other Documents, the term “Collateral” shall include, without limitation, the Supplemental Mortgaged Properties. Upon the occurrence of a Mandatory Prepayment Event(s) and receipt by Agent of proceeds aggregating not less than Eighteen Million Dollars ($18,000,000) applied to reduce the outstanding principal balance of the Term Loan, Agent shall cause each of the Supplemental Mortgages to be discharged of record.

5. PNC, Fleet and each of the Lenders, by their execution below, hereby acknowledge that the pro forma results relating to the U.S. domestic assets acquired from Seller-, (which also includes adjustments related to borrower synergies resulting from assets acquired from Seller) totaled Two Million Dollars ($2,000,000) in the quarter ended September 30, 2003 and Three Million Three Hundred Thousand Dollars ($3,300,000) in the quarter ended December 31, 2003. PNC, Fleet and each of the Lenders further acknowledge that such amounts are to be included in the determination of EBITDA for all covenant calculations and that satisfactory documentation of such amounts has been provided.

6. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct as of the date hereof;

(b) reaffirms all of the covenants contained in the Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its Articles of Incorporation and By-laws or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

7. Conditions Precedent. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received all fees which are payable to Agent or to the Lenders as required by the Loan Agreement, this Amendment or any fee letter entered into by Borrowers and Agent;

(b) Agent shall have received prior to or on the effective date of this Amendment, at Borrowers’ expense, the following searches (the results of which are to be consistent with the warranties made by Borrowers in the Loan Agreement and the Other Documents), (i) UCC searches with the Secretary of State and local filing office of each state where each Borrower is organized, maintains its executive office, a place of business, or assets, and (ii) judgment, state and federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (i) above;

(c) Agent shall have received executed originals of each of the Supplemental Mortgages;

(d) Agent shall have received the executed legal opinions of Duane Morris LLP and such other counsel as may be required by the Lenders in form and substance satisfactory to the Lenders which shall cover such matters incident to the transactions contemplated by this Agreement, the Supplemental Mortgages, and related agreements as Agent may reasonably require and Borrowers hereby authorize and direct such counsel to deliver such opinions to Agent and the Lender;

(e) Agent shall have received appraisals and Phase I Environmental reports, each in form and substance satisfactory to Agent, for each of the Supplemental Mortgaged Properties;

(f) Agent shall have received such other documents that Agent deems necessary, in the exercise of its sole discretion; and

(g) Contemporaneously with the closing hereunder, Borrowers shall repay the outstanding principal balance of the First Supplemental Term Loan.

8. Further Assurances and Affirmative Covenant.

(a) Agent shall have received within twenty (20) days of closing fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent’s satisfaction to evidence the form of such policy to be delivered with respect to each of the Supplemental Mortgages), in standard ALTA form, issued by a title insurance company(s) satisfactory to Agent, in an amount equal to not less than the fair market value of each Supplemental Mortgaged Property, insuring that each Supplemental Mortgage creates a valid Lien on the real property identified in each such Supplemental Mortgage, with no exceptions which Agent shall not have approved in writing and no survey exceptions;

(b) Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

9. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

10. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

11. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES TO FOLLOW ON SEPARATE PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

WINCUP HOLDINGS, INC.

RADNOR CHEMICAL CORPORATION
RADNOR HOLDINGS CORPORATION
RADNOR DELAWARE II, INC.
STYROCHEM DELAWARE, INC.

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer of each of the foregoing Borrowers

STYROCHEM U.S., LTD.
By:	StyroChem GP, LLC, its General Partner
	By:	Radnor Chemical Corporation, its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer

WINCUP TEXAS, LTD.
By:	WinCup GP, LLC, its General Partner
	By:	WinCup Holdings, Inc., its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer

STYROCHEM GP, L.L.C.
By:	Radnor Chemical Corporation, its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer

STYROCHEM LP, L.L.C.
By:	Radnor Chemical Corporation, its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer

WINCUP GP, L.L.C.
By:	WinCup Holdings, Inc. its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer

WINCUP LP, L.L.C.
By:	WinCup Holdings, Inc. its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Sr. Vice President, Treasurer

Agents:
PNC BANK, NATIONAL ASSOCIATION, as Lead Arranger and Administrative Agent

By:	/s/ Janeann Fehrle
Janeann Fehrle, Vice President

FLEET CAPITAL CORPORATION, as Documentation Agent

By:	/s/ Robert Anchundia
Robert Anchundia, Vice President

Lenders:
PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Janeann Fehrle
Janeann Fehrle, Vice President
Commitment Percentage: 33.3333%

FLEET CAPITAL CORPORATION, as Lender

By:	/s/ Robert Anchundia
Robert Anchundia, Vice President
Commitment Percentage: 27.7778%

LASALLE BUSINESS CREDIT, LLC, as Lender

By:	/s/ Ellen T. Cook
Ellen T. Cook, Vice President
Commitment Percentage: 27.7778%

FIFTH THIRD BANK, as Lender

By:	/s/ Donald K. Mitchell
Donald K. Mitchell, Vice President
Commitment Percentage: 11.1111%